Exhibit 4.4
                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                  SHARES


                                                         See reverse for
                                                         certain definitions

                           Local Financial Corporation
                             Oklahoma City, Oklahoma


$.01 par value common stock -- fully paid and non-assessable

         This certifies that ___________________________________ is the registered holder of _________________ shares of the Common Stock, par value $.01 per share, of Local Financial Corporation, Oklahoma City, Oklahoma (the "Corporation"), incorporated under the laws of the State of Delaware.

         The shares evidenced by this Certificate are transferable only on the stock transfer books of the Corporation by the holder hereof, in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This security is not a deposit or account and is not federally insured or guaranteed.

         This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:


------------------------------- (SEAL)  --------------------------------------
Secretary                               Chairman and Chief Executive Officer


Countersigned and Registered:


------------------------------
Transfer Agent and Registrar


By: --------------------------
    Authorized Signature

                     (FORM OF STOCK CERTIFICATE - BACK SIDE)


         The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents.

         The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder within five days, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. THESE SHARES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THESE SHARES BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT WITH THE COMPANY AND, IN CONNECTION THEREWITH, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THESE SHARES, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THESE SHARES ONLY
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THESE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THESE SHARES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -    as tenants in common

TEN ENT          -    as tenants by the entireties

JT TEN           -    as joint tenants with right of survivorship and not
                      as tenants in common

UNIF GIFT MIN ACT -                    Custodian                         under
                    ------------------           ------------------------
                        (Cust)                            (Minor)

       Uniform Gifts to Minors Act
                                    -------------------------------
                                                (State)


Additional abbreviations may also be used though not in the above list.

         For value received,                                  hereby
                            ---------------------------------
sell, assign and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE


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unto
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE


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_______________________ shares of the common stock represented by this
Certificate, and do hereby irrevocably constitute and appoint
___________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated ___________________ __, ___________






                                         -------------------------------------
                                         Signature



                                         -------------------------------------
                                         Signature


Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this Certificate in every particular without alteration or any change whatsoever.